Exhibit (9)

August 29, 2012

Board of Directors

Horace Mann Life Insurance Company

1 Horace Mann Plaza

Springfield, IL 62715

Re:	Horace Mann Life Insurance Company Qualified Group Annuity Separate Account

Post-effective amendment number 12 on Form N-4

(File Nos. 333-138322 and 811-21974)

Directors:

In my capacity as counsel to Horace Mann Life Insurance Company (the “Company”), an Illinois insurance company, I have participated in the review of post-effective amendment number 12 to the registration statement on Form N-4 (File No. 333-138322) filed with the Securities and Exchange Commission under the Securities Act of 1933 for the registration of flexible premium group variable annuity contracts and certificates thereunder (the “Contracts”) to be issued with respect to Horace Mann Life Insurance Company Qualified Group Annuity Separate Account (the “Account”). On the basis of such review and my examination of such documents and such law as I considered necessary, it is my opinion that:

1.	The Company is a corporation duly organized and validly existing as a stock life insurance company under the laws of the State of Illinois and is duly authorized by the Insurance Department of the State of Illinois to issue the Contracts.

2.	The Account is a duly authorized and existing separate account established pursuant to the provisions of the Illinois Insurance Code.

3.	To the extent so provided under the Contracts, that portion of the assets of the Account equal to the reserves and other contract liabilities with respect to the Account will not be chargeable with liabilities arising out of any other business that the Company may conduct.

4.	The Contracts, when issued as contemplated by the Form N-4 registration statement, will constitute legal, validly issued and binding obligations of the Company.

I hereby consent to the filing of this opinion as an exhibit to the above captioned post-effective amendment number 12 to the registration statement on Form N-4 for the Contracts and the Account.

Sincerely,

/s/ Elizabeth E. Arthur

Elizabeth E. Arthur

Assistant General Counsel, Horace Mann Life Insurance Company

The Horace Mann Companies • 1 Horace Mann Plaza • Springfield, Illinois 62715-0001

217-789-2500 • www.horacemann.com